UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive West Point, Georgia	31833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 16, 2006, the Compensation Committee of the Board of Directors of ITC^DeltaCom, Inc. (the “Company”) established financial performance goals for cash bonus awards to be made to the Company’s executive officers and other senior executives under the Company’s annual bonus plan for fiscal year 2006, which ends on December 31, 2006. Under the plan, eligible employees, including the Company’s executive officers and other senior executives, generally are entitled to receive a cash bonus in an amount up to a specified maximum percentage of the employee’s annual base salary, subject to the Company’s achievement of tiered financial performance goals. If the Company achieves the financial performance goals at the highest established tier, the employee will be entitled to receive a cash bonus that is equal to 100% of the specified maximum percentage of the employee’s annual base salary. If the Company achieves the financial performance goals at a lower tier, the percentage of the specified maximum percentage of the employee’s annual base salary that the employee will be entitled to receive as a cash bonus will be reduced to the percentage attributed to that tier. Maximum bonus percentages for the Company’s executive officers for fiscal year 2006 range from 40% to 100% of an executive officer’s base salary.

The payment of annual bonuses under the plan for fiscal year 2006 will be based upon the Company’s achievement of specified levels of “EBITDA,” provided that the Company must achieve a specified minimum amount of “free cash flow” for fiscal year 2006 before any bonuses are paid. For purposes of the plan, “EBITDA” means the sum of net income (or net loss) after eliminating extraordinary and non-recurring items to the extent included in net income, interest expense, income tax expense, depreciation expense, amortization expense, and any direct expenses and accounting charges incurred in or related to specified events or arrangements, including sales of the Company’s assets, and “free cash flow” means EBITDA less capital expenditures, before changes in working capital.

Bonus percentages generally are set by job classification level within the Company, except that bonus percentages for the executive officers and other senior executives of the Company are established on an individual basis. The Compensation Committee has the discretion to modify the bonus percentage for executive officers and other senior executives as it deems appropriate, subject to compliance with applicable employment agreements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: February 22, 2006	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)

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